As filed with the Securities and Exchange Commission on May 24, 2017

Registration File No. 333-207243

Registration File No. 333-215845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8200	52-1492296
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

650 S. Exeter Street Baltimore, Maryland 21202 (410) 843-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Zentz, Esq. Senior Vice President, Secretary and General Counsel Laureate Education, Inc. 650 S. Exeter Street Baltimore, Maryland 21202 (410) 843-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert W. Smith, Jr., Esq.
Michael J. Stein, Esq.
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, MD 21209
(410) 580-3000

Approximate date of commencement of proposed sale to the public: Not applicable.  This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 on Form S-1 (“Amendment”) is being filed to deregister the unissued shares of Class A common stock, par value $0.004 per share (the “Class A common stock”), of Laureate Education, Inc. (the “Company”), that were initially registered by the Company on (i) the Registration Statement on Form S-1 (Registration No. 333-207243), originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 2, 2015 (as amended by Amendment No. 1 filed on November 20, 2015, Amendment No. 2 filed on December 23, 2015, Amendment No. 3 filed on May 20, 2016, Amendment No. 4 filed on December 15, 2016, Amendment No. 5 filed on January 10, 2017, Amendment No. 6 filed on January 18, 2017 and Amendment No. 7 filed on January 31, 2017) and declared effective on January 31, 2017 (the “Initial Form S-1”) and (ii) the Registration Statement on Form S-1MEF (Registration No. 333-215845), originally filed by the Company with the SEC on January 31, 2017 (the “Form S-1MEF”, and together with the Initial Form S-1, the “Form S-1”).  The Form S-1 pertains to the registration of 40,400,000 shares of the Company’s Class A common stock. As of the date of this Amendment, 5,400,000 shares of Class A common stock are unissued pursuant to the Form S-1.

The offering described in the Form S-1 has terminated.  Accordingly, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unissued as of the effective date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 24, 2017.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Name:	Eilif Serck-Hanssen
Title:	President, Chief Administrative Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 24, 2017.

SIGNATURE	TITLE	DATE

*	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2017
Douglas L. Becker

	President, Chief Administrative Officer and Chief Financial Officer (Principal Financial Officer)	May 24, 2017
Eilif Serck-Hanssen

*	Senior Vice President, Chief Accounting Officer and Global Controller (Principal Accounting Officer)	May 24, 2017
Tal Darmon

*	Director	May 24, 2017
Brian F. Carroll

	Director	May 24, 2017
*
Andrew B. Cohen

Director
Pedro del Corro

Director
William L. Cornog

*	Director	May 24, 2017
George Muñoz

*	Director	May 24, 2017
Judith Rodin

*	Director	May 24, 2017
Ian K. Snow

*	Director	May 24, 2017
Steven M. Taslitz

*	Director	May 24, 2017
Quentin Van Doosselaere

*		Director	May 24, 2017
Robert B. Zoellick

Director
Kenneth W. Freeman

Director
Michael J. Durham

*By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
Attorney-in-Fact